Exhibit 107
Calculation of Filing Fee Tables

FORM S-8
(Form Type)

Hagerty, Inc.
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Fees to Be Paid	Equity(3)	Class A Common Stock, par value $0.0001 per share	Rules 457(c) and 457(h)	38,317,399	$11.56	$442,949,132.44	0.0000927	$41,061.38
Fees to Be Paid	Equity(4)	Class A Common Stock, par value $0.0001 per share	Rules 457(c) and 457(h)	11,495,220	$11.56	$132,884,743.20	0.0000927	$12,318.42
	Total Offering Amounts					$575,833,875.64		$53,379.80
	Total Fee Offsets							$—
	Net Fee Due							$53,379.80

(1)    Hagerty, Inc., a Delaware corporation, is filing this Registration Statement to register an aggregate of (i) 38,317,399 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), that may be issued under the Hagerty, Inc. 2021 Stock Incentive Plan (the “2021 Plan”) and (ii) 11,495,220 shares of Class A Common Stock that may be issued under the Hagerty, Inc. Employee Stock Purchase Plan (the “ESPP”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares of Class A Common Stock as may become issuable pursuant to the provisions of the plans relating to adjustments for changes resulting from a stock dividend, stock split or similar change.
(2)    Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $11.56 per share represents the average high and low sales prices of the Class A Common Stock as quoted on the New York Stock Exchange on March 28, 2022.
(3)    Represents shares of Class A Common Stock reserved for issuance under the 2021 Plan. The number of shares of Class A Common Stock available for issuance under the 2021 Plan shall increase annually on the first day of each calendar year, beginning with the calendar year ending December 31, 2022, and continuing until (and including) the calendar year ending December 31, 2031, with such annual increase equal to the lesser of (i) 5% of the number of shares of Class A Common Stock issued and outstanding on December 31 of the immediately preceding fiscal year and (ii) an amount determined by the board of directors of Hagerty, Inc. Such additional shares have not been included in this Registration Statement and will be registered as applicable upon such automatic increase.
(4)    Represents shares of Class A Common Stock reserved for issuance under the ESPP.